Filed pursuant to Rule 433
                                                         File no.: 333-138183-01

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  November 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM3
--------------------------------------------------------------------------------

                    SECURITIZED ASSET BACKED RECEIVABLES LLC
                              NEW ISSUE TERM SHEET
                           $970,478,000 (approximate)

--------------------------------------------------------------------------------

               IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS
                       OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  November 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM3
--------------------------------------------------------------------------------

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

                              NEW ISSUE TERM SHEET

                           $970,478,000 (approximate)

--------------------------------------------------------------------------------

             Securitized Asset Backed Receivables LLC Trust 2006-WM3
                                     Issuer

                    Securitized Asset Backed Receivables LLC
                                    Depositor

                               WMC Mortgage Corp.
                                   Originator

                                 HomEq Servicing
                                    Servicer

               Mortgage Pass-Through Certificates, Series 2006-WM3

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  November 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM3
--------------------------------------------------------------------------------

Transaction Summary
-------------------


         Expected          Expected Ratings
Class    Amount(1)     (S&P/Moody's/Fitch/DBRS)
-----   -----------   --------------------------
A-1     413,494,000        AAA/Aaa/AAA/AAA
A-2     315,930,000        AAA/Aaa/AAA/AAA
A-3      85,717,000        AAA/Aaa/AAA/AAA
M-1      32,465,000     AA+/Aa1 /AA+/AA(high)
M-2      29,471,000          AA/Aa2/AA/AA
M-3      17,480,000       AA-/Aa3/AA/AA(low)
M-4      30,967,000           A/A2/A+/A
M-5      14,485,000        A-/A3/A-/A(low)
B-1      13,486,000   BBB+/Baa1 /BBB+/ BBB(high)
B-2       8,991,000        BBB/Baa2/BBB/BBB
B-3       7,992,000    BBB-/Baa3/BBB-/BBB(low)
B-4       9,491,000      BB+/Ba1/BB+/BB(high)

                            Avg. Life to      Mod. Dur. to                                         Initial Credit
                Interest       Call/              Call/                                             Enhancement
Class   Index     Type     Mty(yrs)(2)(3)   Mty(yrs)(2)(3)(4)   Payment Window to Call/Mty(2)(3)      Level(5)
-----   -----   --------   --------------   -----------------   --------------------------------   --------------
A-1     1 mL    Floating    1.00 / 1.00        0.96 / 0.96       12/06 - 09/08 / 12/06 - 09/08              18.40%
A-2     1 mL    Floating    3.00 / 3.00        2.70 / 2.70       09/08 - 09/12 / 09/08 - 09/12              18.40%
A-3     1 mL    Floating    6.61 / 8.68        5.46 / 6.69       09/12 - 08/13 / 09/12 - 12/21              18.40%
M-1     1 mL    Floating    3.50 / 3.50        3.14 / 3.14       03/10 - 08/10 / 03/10 - 08/10              15.15%
M-2     1 mL    Floating    4.78 / 4.78        4.13 / 4.13       08/10 - 05/13 / 08/10 - 05/13              12.20%
M-3     1 mL    Floating    6.72 / 9.01        5.51 / 6.89       05/13 - 08/13 / 05/13 - 10/19              10.45%
M-4     1 mL    Floating    4.60 / 5.04        3.95 / 4.22       02/10 - 08/13 / 02/10 - 01/18               7.35%
M-5     1 mL    Floating    4.58 / 4.95        3.92 / 4.16       01/10 - 08/13 / 01/10 - 12/16               5.90%
B-1     1 mL    Floating    4.56 / 4.88        3.87 / 4.06       01/10 - 08/13 / 01/10 - 03/16               4.55%
B-2     1 mL    Floating    4.56 / 4.80        3.82 / 3.97       01/10 - 08/13 / 01/10 - 06/15               3.65%
B-3     1 mL    Floating    4.54 / 4.68        3.70 / 3.78       12/09 - 08/13 / 12/09 - 10/14               2.85%
B-4                             ****Not Offered - 144A Private Placement****

(1)  Subject to a variance of plus or minus 5%.
(2)  Assumes 10% optional clean-up call is exercised.
(3) Based on 100% of the applicable prepayment assumption. See Summary of Terms.
(4)  Assumes pricing at par.
(5)  Includes 1.90% overcollateralization.

     The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2 and Class B-3 certificates are being offered pursuant to a prospectus supplemented by a prospectus supplement (together, the "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them is contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered Certificates may not be consummated unless the purchaser has received the Prospectus.

     PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Summary of Terms
----------------

Issuer:                          Securitized Asset Backed Receivables LLC Trust
                                 2006-WM3

Depositor:                       Securitized Asset Backed Receivables LLC

Originator:                      WMC Mortgage Corp.

Servicer :                       Barclays Capital Real Estate Inc. d/b/a HomEq
                                 Servicing

Trustee:                         Deutsche Bank National Trust Company

Custodian:                       Wells Fargo Bank, National Association

Sole Manager:                    Barclays Capital Inc.

Rating Agencies:                 S&P/Moody's/Fitch/DBRS

Offered Certificates:            The Class A-1, Class A-2, Class A-3, Class M-1,
                                 Class M-2, Class M-3, Class M-4, Class M-5,
                                 Class B-1, Class B-2 and Class B-3
                                 certificates.

LIBOR Certificates:              The Class B-4 certificates and the Offered
                                 Certificates.

Expected Closing Date:           December 1, 2006

Delivery:                        DTC, Euroclear and Clearstream.

Distribution Dates:              The 25th of each month, or if such day is not a
                                 business day, on the next business day,
                                 beginning in December 2006.

Final Distribution Date:         The Distribution Date occurring in October
                                 2036.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  November 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Due Period:                      With respect to any Distribution Date, the
                                 period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

Prepayment Period:               With respect to any Distribution Date, either
                                 (i) the period commencing on the 16th day of the month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, commencing on the Cut-off Date) and ending on the 15th day of the month in which that Distribution Date occurs, with respect to any principal prepayments in full, or (ii) the calendar month prior to that Distribution Date, with respect to any partial principal prepayments.

Interest Accrual Period:         With respect to any Distribution Date, the
                                 period commencing on the immediately preceding
                                 Distribution Date (or, for the initial
                                 Distribution Date, the Closing Date) and ending on the day immediately preceding the current
                                 Distribution Date.

Accrued Interest:                The price to be paid by investors for the
                                 Offered Certificates will not include accrued interest, and therefore will settle flat.

Interest Day Count:              Actual/360

Interest Payment Delay:          Zero days

Cut-off Date:                    November 1, 2006

Tax Status:                      The Offered Certificates will represent
                                 "regular interests" in a REMIC and, to a limited extent, interests in certain basis risk interest carryover payments, which will be treated for tax purposes as interest rate cap contracts. The tax advice contained in this term sheet is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties. This advice is written in connection with the promotion or marketing by the Issuer and Depositor of the Offered Certificates. You should seek advice based on your particular circumstances from an independent tax advisor.

ERISA Eligibility:               The Offered Certificates are expected to be
                                 ERISA eligible. Prospective purchasers should consult their own counsel.

SMMEA Eligibility:               The Offered Certificates are not expected to
                                 constitute "mortgage related securities" for purposes of SMMEA.

Class A Certificates:            Collectively, the Class A-1, Class A-2 and
                                 Class A-3 certificates.

Class M Certificates:            Collectively, the Class M-1, Class M-2, Class
                                 M-3, Class M-4 and Class M-5 certificates.

Sequential Class M Certificates: Collectively, the Class M-1, Class M-2 and
                                 Class M-3 certificates.

Class B Certificates:            Collectively, the Class B-1, Class B-2, Class
                                 B-3 and Class B-4 certificates.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  November 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Mortgage Loans:                  The mortgage loans to be included in the trust
                                 will be primarily adjustable- and fixed- rate sub-prime mortgage loans secured by first-lien and/or second-lien mortgages or deeds of trust on residential real properties. Substantially all of the mortgage loans were purchased by an affiliate of the depositor from WMC Mortgae
                                 Corp. On the Closing Date, the trust will acquire the mortgage loans. The aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date will be approximately $998,949,119. Approximately
                                 76.88% of the mortgage loans are
                                 adjustable-rate mortgage loans and
                                 approximately 23.12% are fixed-rate mortgage loans. The information regarding the mortgage loans set forth below that is based on the principal balance of the mortgage loans as of the Cut-off Date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the Cut-off Date and no delinquencies, defaults or prepayments, with the exception of 30-59 day delinquencies comprising approximately 0.33% of the aggregate scheduled principal balance of the mortgage loans on the Cut-off Date. See the attached collateral descriptions for additional information on the initial mortgage loans as of the Cut-off Date.

Monthly Servicer Advances:       The Servicer will be obligated to advance its
                                 own funds in an amount equal to the aggregate of all payments of principal and interest (net of servicing fees), as applicable, that were due during the related Due Period on the mortgage loans and not received by the related determination date. Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds, liquidation proceeds or subsequent recoveries.

Expense Fee Rate:                The Expense Fee Rate with respect to each
                                 mortgage loan will be a per annum rate equal to the sum of the Servicing Fee Rate and the trustee fee rate.

Servicing Fee Rate:              The Servicing Fee Rate with respect to each
                                 mortgage loan will be 0.50% per annum.

Pricing Prepayment Speed:        Fixed Rate Mortgage Loans and 10/20 Adjustable
                                 Rate Mortgage Loans: CPR starting at 4.6% CPR in month 1 and increasing to 23% CPR in month
                                 12 (18.4%/11 increase for each month), and remaining at 23% CPR thereafter.

                                 Adjustable Rate Mortgage Loans: CPR starting at approximately 2% CPR in month 1 and increasing to 30% CPR in month 12 (28%/11 increase, rounded to the nearest hundredth of a percentage, for each month), remaining at 30% CPR in months 13 through month 22, increasing to 50% CPR in month 23 and remaining at 50% CPR through month 27, decreasing to 35% CPR in month 28 and remaining at 35% CPR thereafter.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  November 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Credit Enhancement:              The credit enhancement provided for the benefit
                                 of the holders of the certificates consists solely of: (a) the use of excess interest to cover losses on the mortgage loans and as a distribution of principal to maintain overcol lateral ization; (b) the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates; and
                                 (c) the allocation of losses to the most subordinate classes of certificates.

Senior Enhancement Percentage:   For any Distribution Date, the percentage
                                 obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M and Class B Certificates and (ii) the
                                 Subordinated Amount (in each case after taking into account the distributions of the related
                                 Principal Distribution Amount for that
                                 Distribution Date) by (y) the aggregate Stated
                                 Principal Balance of the mortgage loans for that Distribution Date.

Stepdown Date:                   The later to occur of:

                                   (i)  the earlier to occur of:

                                         (a) the Distribution Date in December
                                             2009 and

                                         (b) the Distribution Date immediately
                                            following the Distribution Date on
                                            which the aggregate Class
                                            Certificate Balances of the Class A
                                            Certificates have been reduced to
                                            zero; and

                                   (ii) the first Distribution Date on which the
                                        Senior Enhancement Percentage
                                        (calculated for this purpose only after
                                        taking into account payments of
                                        principal applied to reduce the Stated
                                        Principal Balance of the mortgage loans
                                        for that Distribution Date but prior to
                                        any applications of Principal
                                        Distribution Amount to the certificates) is greater than or equal to the Specified Senior Enhancement Percentage (approximately 36.80%).

Trigger Event:                   Either a Cumulative Loss Trigger Event or a
                                 Delinquency Trigger Event.

Delinquency Trigger Event:       With respect to any Distribution Date, the
                                 circumstances in which the quotient (expressed as a percentage) of (x) the rolling three-month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more delinquent (including mortgage loans in foreclosure, mortgage loans related to REO property and mortgage loans where the mortgagor has filed for bankruptcy) and (y) the aggregate unpaid principal balance of the mortgage loans as of the last day of the related Due Period, equals or exceeds 42.31% of the prior period's
                                 Senior Enhancement Percentage.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  November 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Cumulative Loss Trigger Event:   With respect to any Distribution Date beginning
                                 with December 2008, the circumstances in which the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date exceeds the applicable percentages (described below) with respect to such Distribution Date.

Distribution Date Occurring in        Loss Percentage
------------------------------        ---------------
December 2008 through November 2009   1.450% for the first month, plus an additional 1/12th of 1.700%
                                      for each month thereafter (e.g., 2.300% in June 2009)
December 2009 through November 2010   3.150% for the first month, plus an additional 1/12th of 1.750%
                                      for each month thereafter (e.g., 4.025% in June 2010)
December 2010 through November 2011   4.900% for the first month, plus an additional 1/12th of 1.400%
                                      for each month thereafter (e.g., 5.600% in June 2011)
December 2011 through November 2012   6.300% for the first month, plus an additional 1/12th of 0.750%
                                      for each month thereafter (e.g., 6.675% in June 2012)
December 2012 and thereafter          7.050%

Optional Clean-up Call:          The Servicer may, at its option, purchase the
                                 mortgage loans and REO properties and terminate the trust on any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related due period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

Swap and Interest Rate Cap       Barclays Bank PLC, as Swap and Interest Rate
Provider:                        Cap Provider, is a public limited company
                                 registered in England and Wales. Barclays Bank
                                 PLC engages in a diverse banking and investment banking business and regularly engages in derivatives transactions in a variety of markets. As of the date hereof, Barclays Bank
                                 PLC is rated AA+ by Fitch, AA by S&P and Aa1 by Moody's.

Interest Rate Swap Agreement:    On the Closing Date, the Trust will enter into
                                 a Swap Agreement with an initial notional amount of approximately $972,975,000. Under the Swap Agreement, the Trust will be obligated to pay on each distribution date an amount equal to [5.275]% per annum on the notional amount set forth on the attached Swap Agreement schedule and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap
                                 Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party ("Net Swap Payment").

                                 Generally, the Net Swap Payment will be
                                 deposited into a supplemental interest account (the "Supplemental Interest Account") by the Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Supplemental Interest Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

                                 Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  November 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Interest Rate Cap Agreement:     On the Closing Date, the Trust will enter into
                                 an Interest Rate Cap Agreement with an initial notional amount of $0. Under the Interest Rate
                                 Cap Agreement, the Trust will be obligated to pay, on each distribution date, to the Trustee an amount equal to the product of (a) the excess, if any, of (i) the then current 1-month
                                 LIBOR rate and (ii) [5.35]% per annum and (b) an amount equal to the lesser of (x) the cap notional amount set forth on the attached Cap
                                 Agreement schedule and (y) the excess, if any, of (A) the aggregate Class Certificate Balance of the Class A, M and B Certificates (prior to taking into account any distributions on such distribution date) over (B) the then current notional amount set forth on the attached Swap
                                 Agreement schedule, based on an "actual/360" basis until the Interest Rate Cap Agreement is terminated.

                                 Generally, the cap payments will be deposited into the Supplemental Interest Account by the Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Supplemental Interest Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Credit Enhancement Percentage:
                                                         After Stepdown Credit
                     Initial Credit Enhancement              Enhancement
                     ---------------------------      --------------------------
                     Class A:           18.40%        Class A:           36.80%
                     Class M-1:         15.15%        Class M-1:         30.30%
                     Class M-2:         12.20%        Class M-2:         24.40%
                     Class M-3:         10.45%        Class M-3:         20.90%
                     Class M-4:          7.35%        Class M-4:         14.70%
                     Class M-5:          5.90%        Class M-5:         11.80%
                     Class B-1:          4.55%        Class B-1:          9.10%
                     Class B-2:          3.65%        Class B-2:          7.30%
                     Class B-3:          2.85%        Class B-3:          5.70%
                     Class B-4:          1.90%        Class B-4:          3.80%

Step-up Coupons:                 For all LIBOR Certificates the interest rate
                                 will increase on the Distribution Date
                                 following the Optional Clean-up Call date, should the call not be exercised. At that time, the Class A fixed margins will be 2x their respective initial fixed margins and the Class
                                 M and Class B fixed margins will be 1.5x their respective initial fixed margins.

Class A-1 Pass Through Rate:     The Class A-1 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                   (i)  one-month LIBOR plus [    ] bps ([ ] bps
                                        after the first Distribution Date on
                                        which the Optional Clean-up Call is
                                        exercisable) and

                                   (ii) the Net WAC Rate Cap.

Class A-2 Pass Through Rate:     The Class A-2 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                   (i)  one-month LIBOR plus [  ] bps ([] bps
                                        after the first Distribution Date on
                                        which the Optional Clean-up Call is
                                        exercisable) and

                                   (ii) the Net WAC Rate Cap.

Class A-3 Pass Through Rate:     The Class A-3 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                   (i)  one-month LIBOR plus [  ] bps ([] bps
                                        after the first Distribution Date on
                                        which the Optional Clean-up Call is
                                        exercisable) and

                                   (ii) the Net WAC Rate Cap.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  November 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Class M-1 Pass Through Rate:     The Class M-1 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                   (i)  one-month LIBOR plus [  ] bps ([ ] bps
                                        after the first Distribution Date on
                                        which the Optional Clean-up Call is
                                        exercisable) and

                                   (ii) the Net WAC Rate Cap.

Class M-2 Pass Through Rate:     The Class M-2 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                   (i)  one-month LIBOR plus [  ] bps ([ ] bps
                                        after the first Distribution Date on
                                        which the Optional Clean-up Call is
                                        exercisable) and

                                   (ii) the Net WAC Rate Cap.

Class M-3 Pass Through Rate:     The Class M-3 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                   (i)  one-month LIBOR plus [  ] bps ([ ] bps
                                        after the first Distribution Date on
                                        which the Optional Clean-up Call is
                                        exercisable) and

                                   (ii) the Net WAC Rate Cap.

Class M-4 Pass Through Rate:     The Class M-4 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                   (i)  one-month LIBOR plus [  ] bps ([ ] bps
                                        after the first Distribution Date on
                                        which the Optional Clean-up Call is
                                        exercisable) and

                                   (ii) the Net WAC Rate Cap.

Class M-5 Pass Through Rate:     The Class M-5 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                   (i)  one-month LIBOR plus [  ] bps ([ ] bps
                                        after the first Distribution Date on
                                        which the Optional Clean-up Call is
                                        exercisable) and

                                   (ii) the Net WAC Rate Cap.

Class B-1 Pass Through Rate:     The Class B-1 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                   (i)  one-month LIBOR plus [  ] bps ([ ] bps
                                        after the first Distribution Date on
                                        which the Optional Clean-up Call is
                                        exercisable) and

                                   (ii) the Net WAC Rate Cap.

Class B-2 Pass Through Rate:     The Class B-2 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                   (i)  one-month LIBOR plus [  ] bps ([ ] bps
                                        after the first Distribution Date on
                                        which the Optional Clean-up Call is
                                        exercisable) and

                                   (ii) the Net WAC Rate Cap.

Class B-3 Pass Through Rate:     The Class B-3 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                   (i)  one-month LIBOR plus [  ] bps ([ ] bps
                                        after the first Distribution Date on
                                        which the Optional Clean-up Call is
                                        exercisable) and

                                   (ii) the Net WAC Rate Cap.

Class B-4 Pass Through Rate:     The Class B-4 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                   (i)  one-month LIBOR plus [  ] bps ([ ] bps
                                        after the first Distribution Date on
                                        which the Optional Clean-up Call is
                                        exercisable) and

                                   (ii) the Net WAC Rate Cap.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  November 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Net WAC Rate Cap:                Product of:

                                   (i) (a) the weighted average of the mortgage rates for the Mortgage Loans (less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period, minus (b) the product of (x) the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment) made to the Swap Provider, if any, expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment) made to the Swap Provider and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans (the "Net Swap Payment Rate") and (y) 12 and

                                   (ii) a fraction, the numerator of which is 30
                                        and the denominator of which is the
                                        actual number of days in the related
                                        Interest Accrual Period.

Basis Risk Carry Forward         On any Distribution Date and for any class of
Amount:                          LIBOR Certificates is the sum of:

                                 (x) the excess of:

                                   (i)  the amount of interest that class of
                                        certificates would have been entitled to receive on that Distribution Date had the Pass-Through Rate not been subject to the Net WAC Rate Cap, as applicable, over

                                   (ii) the amount of interest that class of
                                        certificates are entitled to receive on
                                        that Distribution Date based on the Net
                                        WAC Rate Cap, as applicable, and

                                 (y) the unpaid portion of any such excess
                                     described in clause (x) from prior
                                     Distribution Dates (and related accrued
                                     interest at the then applicable
                                     Pass-Through Rate on that class of
                                     certificates, without giving effect to the Net WAC Rate Cap, as applicable).

Interest Distributions on the    On each Distribution Date, distributions from
LIBOR Certificates:              available funds will be allocated as follows:

                                 (i) to the Swap Account, net swap payments and certain swap termination payments owed to the Swap Provider, if any;

                                 (ii)   from the Interest Remittance Amount
                                        according to the related Accrued
                                        Certificate Interest and any unpaid
                                        interest shortfall amounts for such
                                        class, as applicable, pro rata to the
                                        Class A Certificates;

                                 (iii) from any remaining Interest Remittance Amounts to the Class M-1 certificates, their Accrued Certificate Interest;

                                 (iv) from any remaining Interest Remittance Amounts to the Class M-2 certificates, their Accrued Certificate Interest;

                                 (v) from any remaining Interest Remittance Amounts to the Class M-3 certificates, their Accrued Certificate Interest;

                                 (vi) from any remaining Interest Remittance Amounts to the Class M-4 certificates, their Accrued Certificate Interest;

                                 (vii) from any remaining Interest Remittance Amounts to the Class M-5 certificates, their Accrued Certificate Interest;

                                 (viii) from any remaining Interest Remittance
                                        Amounts to the Class B-1 certificates,
                                        their Accrued Certificate Interest;

                                 (ix) from any remaining Interest Remittance Amounts to the Class B-2 certificates, their Accrued Certificate Interest;

                                 (x) from any remaining Interest Remittance Amounts to the Class B-3 certificates, their Accrued Certificate Interest; and

                                 (xi) from any remaining Interest Remittance Amounts to the Class B-4 certificates, their Accrued Certificate Interest.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  November 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Principal Distribution on the    On each Distribution Date (a) prior to the
LIBOR Certificates:              Stepdown Date or (b) on which a Trigger Event
                                 is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                                 (i) to the Class A Certificates, allocated between the Class A Certificates as described below, until their Class Certificate Balances have been reduced to zero;

                                 (ii)   to the Class M-1 certificates, until
                                        their Class Certificate Balance has been reduced to zero;

                                 (iii)  to the Class M-2 certificates, until
                                        their Class Certificate Balance has been reduced to zero;

                                 (iv)   to the Class M-3 certificates, until
                                        their Class Certificate Balance has been reduced to zero;

                                 (v)    to the Class M-4 certificates, until
                                        their Class Certificate Balance has been reduced to zero;

                                 (vi)   to the Class M-5 certificates, until
                                        their Class Certificate Balance has been reduced to zero;

                                 (vii)  to the Class B-1 certificates, until
                                        their Class Certificate Balance has been reduced to zero;

                                 (viii) to the Class B-2 certificates, until
                                        their Class Certificate Balance has been reduced to zero;

                                 (ix)   to the Class B-3 certificates, until
                                        their Class Certificate Balance has been reduced to zero; and

                                 (x)    to the Class B-4 certificates, until
                                        their Class Certificate Balance has been reduced to zero.

                                 On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

                                 (i) to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated between the Class A Certificates as described below, until their Class Certificate Balances have been reduced to zero;

                                 (ii)   to the Class M-1, Class M-2 and Class
                                        M-3 certificates, in that order, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Sequential
                                        Class M Principal Distribution Amount,
                                        until their respective Class Certificate
                                        Balances have been reduced to zero;

                                 (iii)  to the Class M-4 certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-4
                                        Principal Distribution Amount, until
                                        their Class Certificate Balance has been reduced to zero;

                                 (iv)   to the Class M-5 certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-5
                                        Principal Distribution Amount, until
                                        their Class Certificate Balance has been reduced to zero;

                                 (v)    to the Class B-1 certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class B-1
                                        Principal Distribution Amount, until
                                        their Class Certificate Balance has been reduced to zero;

                                 (vi)   to the Class B-2 certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class B-2
                                        Principal Distribution Amount, until
                                        their Class Certificate Balance has been reduced to zero;

                                 (vii)  to the Class B-3 certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class B-3
                                        Principal Distribution Amount, until
                                        their Class Certificate Balance has been reduced to zero; and

                                 (viii) to the Class B-4 certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class B-4
                                        Principal Distribution Amount, until
                                        their Class Certificate Balance has been reduced to zero.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  November 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Allocation of Principal          Except as described below, any principal
Payments to Class A              distributions allocated to the Class A
Certificates:                    Certificates are required to be distributed
                                 sequentially first, to the Class A-1
                                 certificates, second, to the Class A-2
                                 certificates, and third, to the Class A-3 certificates, in each case, until their respective Class Certificate Balances have been reduced to zero.

                                 Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Class A Certificates will be distributed pro rata among the Class A-1, Class A-2 and Class A-3 certificates in proportion to their respective Class Certificate Balances.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  November 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Allocation of Net Monthly        For any Distribution Date, any Net Monthly
Excess Cash Flow:                Excess Cash Flow shall be paid as follows:

                                 (a)  to the holders of the Class M-1
                                      certificates, any Unpaid Interest Amount;

                                 (b)  to the holders of the Class M-1
                                      certificates, any Unpaid Realized Loss
                                      Amount;

                                 (c)  to the holders of the Class M-2
                                      certificates, any Unpaid Interest Amount;


                                 (d)  to the holders of the Class M-2
                                      certificates, any Unpaid Realized Loss
                                      Amount;

                                 (e)  to the holders of the Class M-3
                                      certificates, any Unpaid Interest Amount;


                                 (f)  to the holders of the Class M-3
                                      certificates, any Unpaid Realized Loss
                                      Amount;

                                 (g)  to the holders of the Class M-4
                                      certificates, any Unpaid Interest Amount;


                                 (h)  to the holders of the Class M-4
                                      certificates, any Unpaid Realized Loss
                                      Amount;

                                 (i)  to the holders of the Class M-5
                                      certificates, any Unpaid Interest Amount;


                                 (j)  to the holders of the Class M-5
                                      certificates, any Unpaid Realized Loss
                                      Amount;

                                 (k)  to the holders of the Class B-1
                                      certificates, any Unpaid Interest Amount;

                                 (l)  to the holders of the Class B-1
                                      certificates, any Unpaid Realized Loss
                                      Amount;

                                 (m)  to the holders of the Class B-2
                                      certificates, any Unpaid Interest Amount;

                                 (n)  to the holders of the Class B-2
                                      certificates, any Unpaid Realized Loss
                                      Amount;

                                 (o)  to the holders of the Class B-3
                                      certificates, any Unpaid Interest Amount;

                                 (p)  to the holders of the Class B-3
                                      certificates, any Unpaid Realized Loss
                                      Amount;

                                 (q)  to the holders of the Class B-4
                                      certificates, any Unpaid Interest Amount;


                                 (r)  to the holders of the Class B-4
                                      certificates, any Unpaid Realized Loss
                                      Amount;

                                 (s)  to the Excess Reserve Fund Account, the
                                      amount of any Basis Risk Payment for that Distribution Date;

                                 (t)  from funds on deposit in the Excess
                                      Reserve Fund Account with respect to that Distribution Date, an amount equal to any unpaid Basis Risk Carry Forward Amount with respect to the LIBOR Certificates for that Distribution Date to the LIBOR Certificates in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates except that the Class A Certificates will be paid (a) first, pro rata, based upon their respective Class Certificate Balances only with respect to those Class A Certificates with an outstanding Basis Risk Carry Forward Amount and (b) second, pro rata based on any outstanding Basis Risk Carry Forward Amount remaining unpaid;

                                 (u) to the Class X certificates, those amounts as described in the pooling and servicing agreement;


                                 (v)  to the holders of the Class R
                                      certificates, any remaining amount;

                                 (w)  to the extent not paid from available
                                      funds, from the Supplemental Interest
                                      Account, to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued and unpaid interest from a prior Distribution Date, then to pay any unpaid interest including any accrued and unpaid interest from prior Distribution Dates to the Class M Certificates sequentially, and then to pay any unpaid interest including any accrued and unpaid interest from prior Distribution Dates to the Class B Certificates sequentially;

                                 (x)  to the extent not paid from available
                                      funds, from the Supplemental Interest
                                      Account, to pay Basis Risk Carry Forward
                                      Amounts on the Class A, Class M and Class
                                      B Certificates remaining unpaid in the
                                      same order of priority as described in (t) above;

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  November 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------


Allocation of Net Monthly        (y)  to the extent not paid from available
Excess Cash Flow (cont'd):            funds, from the Supplemental Interest
                                      Account, to pay any principal on the Class
                                      A Certificates, on the Class M
                                      Certificates and on the Class B
                                      Certificates, in accordance with the
                                      principal payment provisions described
                                      above (under "Principal Distributions on the LIBOR Certificates") in an amount necessary to restore the applicable
                                      Specified Subordinated Amount as a result of current or prior realized losses not previously reimbursed;

                                 (z)  to the extent not paid from available
                                      funds, from the Supplemental Interest
                                      Account, to pay any Unpaid Realized Loss
                                      Amounts remaining on the Class M
                                      Certificates and Class B Certificates,
                                      sequentially; and

                                 (aa) from the Supplemental Interest Account,
                                      any remaining amounts to be distributed to the Class X certificates in accordance with the pooling and servicing agreement.

Interest Remittance Amount:      With respect to any Distribution Date that
                                 portion of available funds attributable to interest relating to the mortgage loans after taking into account any payments made to the Swap Provider.



Accrued Certificate Interest:    For each class of LIBOR Certificates on any
                                 Distribution Date, the amount of interest accrued during the related Interest Accrual
                                 Period on the related Class Certificate Balance immediately prior to such Distribution Date at the related Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil
                                 Relief Act or any similar state statute.



Principal Distribution Amount:   For each Distribution Date will equal the sum
                                 of (i) the Basic Principal Distribution Amount for that Distribution Date and (ii) the Extra
                                 Principal Distribution Amount for that
                                 Distribution Date.

Basic Principal Distributions    With respect to any Distribution Date, the
Amount:                          excess of (i) the aggregate Principal
                                 Remittance Amount for that Distribution Date over (ii) the Excess Subordinated Amount, if any, for that Distribution Date.

Net Monthly Excess Cash Flow:    Available Funds remaining after the amount
                                 necessary to make all payments of interest and principal to the LIBOR certificates and after taking into account any payments made to the Swap Provider, as described under "Interest
                                 Distributions on the LIBOR Certificates" and "Principal Distributions on the LIBOR
                                 Certificates" above.

Extra Principal Distributions    As of any Distribution Date, the lesser of (x)
Amount:                          the Total Monthly Excess Spread for that
                                 Distribution Date and (y) the Subordination
                                 Deficiency, if any, for that Distribution Date.

Total Monthly Excess Spread:     As to any Distribution Date equals the excess,
                                 if any, of (x) the interest on the mortgage loans received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Servicer
                                 Remittance Date, net of the servicing fee and the trustee fee, over (y) the sum of the amount paid as interest to the Certificates at their respective Pass-Through Rates and any Net Swap
                                 Payment and Swap Termination Payment (other than a Defaulted Swap Termination Payment) payable to the Swap Provider.

Subordinated Amount:             With respect to any Distribution Date, the
                                 excess, if any, of (a) the aggregate Stated
                                 Principal Balance of the mortgage loans for that Distribution Date (after taking into account principal received on the mortgage loans that is distributed on that Distribution
                                 Date) over (b) the aggregate Class Certificate
                                 Balance of the LIBOR Certificates as of that date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date).

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  November 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Specified Subordinated Amount:   Prior to the Stepdown Date, an amount equal to
                                 1.90% of the aggregate Stated PrincipalBalance of the mortgage loans as of the Cut-off Date.
                                 On and after the Stepdown Date, an amount equal to 3.80% of the aggregate Stated Principal
                                 Balance of the mortgage loans for that
                                 Distribution Date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date), subject to a minimum amount equal to 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date;
                                 provided, however, that if, on any Distribution
                                 Date, a Trigger Event exists, the Specified
                                 Subordinated Amount will not be reduced to the applicable percentage of the then Stated
                                 Principal Balance of the mortgage loans but instead remain the same as the prior period's
                                 Specified Subordinated Amount until the
                                 Distribution Date on which a Trigger Event no longer exists. When the Class Certificate
                                 Balance of each class of LIBOR Certificates has been reduced to zero, the Specified
                                 Subordinated Amount will thereafter equal zero.

Excess Subordinated Amount:      With respect to any Distribution Date, the
                                 excess, if any, of (a) the Subordinated Amount on that Distribution Date over (b) the Specified Subordinated Amount.

Subordination Deficiency:        With respect to any Distribution Date, the
                                 excess, if any, of (a) the Specified
                                 Subordinated Amount for that Distribution Date over (b) the Subordinated Amount for that Distribution Date.

Principal Remittance Amount:     With respect to any Distribution Date, to the
                                 extent of funds available as described in the prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due
                                 Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due
                                 Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer for the related Servicer remittance date; (ii) all full and partial principal prepayments on mortgage loans received during the related Prepayment Period;
                                 (iii) all net liquidation proceeds,
                                 condemnation proceeds, insurance proceeds and subsequent recoveries received on the mortgage loans and allocable to principal; (iv) the portion of the purchase price allocable to principal with respect to each deleted mortgage loan that was repurchased during the period from the prior Distribution Date through the business day prior to the current Distribution
                                 Date; (v) the Substitution Adjustment Amounts received in connection with the substitution of any mortgage loan as of that Distribution Date;
                                 and (vi) the allocable portion of the proceeds received with respect to the Optional Clean-up
                                 Call (to the extent they relate to principal).

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  November 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Class A Principal Distribution   For any Distribution Date is the excess of (a)
Amount:                          the aggregate Class Certificate Balance of the
                                 Class A Certificates immediately prior to that Distribution Date over (b) the lesser of (x) approximately 63.20% of the aggregate Stated
                                 Principal Balance of the mortgage loans for that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution
                                 Date over $4,994,746.

Sequential Class M Principal     With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date) and (b) the Class Certificate Balance of the Sequential Class M Certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 79.10% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and
                                 (b) the excess, if any, of the aggregate Stated
                                 Principal Balance of the mortgage loans for that Distribution Date over $4,994,746.

Class M-4 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date),
                                 (b) the Class Certificate Balance of the
                                 Sequential Class M Certificates (after taking into account distribution of the Sequential
                                 Class M Principal Distribution Amount on that
                                 Distribution Date), and (c) the Class
                                 Certificate Balance of the Class M-4
                                 certificates immediately prior to that
                                 Distribution Date over (ii) the lesser of (a) approximately 85.30% of the aggregate Stated
                                 Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution
                                 Date over $4,994,746.

Class M-5 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date),
                                 (b) the Class Certificate Balance of the
                                 Sequential Class M Certificates (after taking into account distribution of the Sequential
                                 Class M Principal Distribution Amount on that
                                 Distribution Date), (c) the Class Certificate
                                 Balance of the Class M-4 certificates (after taking into account distribution of the Class
                                 M-4 Principal Distribution Amount on that
                                 Distribution Date), and (d) the Class
                                 Certificate Balance of the Class M-5
                                 certificates immediately prior to that
                                 Distribution Date over (ii) the lesser of (a) approximately 88.20% of the aggregate Stated
                                 Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution
                                 Date over $4,994,746.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  November 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Class B-1 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date),
                                 (b) the Class Certificate Balance of the
                                 Sequential Class M Certificates (after taking
                                 M-4 Principal Distribution Amount on that
                                 Class M Principal Distribution Amount on that
                                 Distribution Date), (c) the Class Certificate
                                 Balance of the Class M-4 certificates (after taking into account distribution of the Class
                                 M-4 Principal Distribution Amount on that
                                 Distribution Date), (d) the Class Certificate
                                 Balance of the Class M-5 certificates (after taking into account distribution of the Class
                                 M-5 Principal Distribution Amount on that
                                 Distribution Date) and (e) the Class
                                 Certificate Balance of the Class B-1
                                 certificates immediately prior to that
                                 Distribution Date over (ii) the lesser of (a) approximately 90.90% of the aggregate Stated
                                 Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution
                                 Date over $4,994,746.

Class B-2 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date),
                                 (b) the Class Certificate Balance of the
                                 Sequential Class M Certificates (after taking into account distribution of the Sequential
                                 Class M Principal Distribution Amount on that
                                 Distribution Date), (c) the Class Certificate
                                 Balance of the Class M-4 certificates (after taking into account distribution of the Class
                                 M-4 Principal Distribution Amount on that
                                 Distribution Date), (d) the Class Certificate
                                 Balance of the Class M-5 certificates (after taking into account distribution of the Class
                                 M-5 Principal Distribution Amount on that
                                 Distribution Date), (e) the Class Certificate
                                 Balance of the Class B-1 certificates (after taking into account distribution of the Class
                                 B-1 Principal Distribution Amount on that
                                 Distribution Date) and (f) the Class
                                 Certificate Balance of the Class B-2
                                 certificates immediately prior to that
                                 Distribution Date over (ii) the lesser of (a) approximately 92.70% of the aggregate Stated
                                 Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution
                                 Date over $4,994,746.

Class B-3 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date),
                                 (b) the Class Certificate Balance of the
                                 Sequential Class M Certificates (after taking into account distribution of the Sequential
                                 Class M Principal Distribution Amount on that
                                 Distribution Date), (c) the Class Certificate
                                 Balance of the Class M-4 certificates (after taking into account distribution of the Class
                                 M-4 Principal Distribution Amount on that
                                 Distribution Date), (d) the Class Certificate
                                 Balance of the Class M-5 certificates (after taking into account distribution of the Class
                                 M-5 Principal Distribution Amount on that
                                 Distribution Date), (e) the Class Certificate
                                 Balance of the Class B-1 certificates (after taking into account distribution of the Class
                                 B-1 Principal Distribution Amount on that
                                 Distribution Date), (f) the Class Certificate
                                 Balance of the Class B-2 certificates (after taking into account distribution of the Class
                                 B-2 Principal Distribution Amount on that
                                 Distribution Date) and (g) the Class
                                 Certificate Balance of the Class B-3
                                 certificates immediately prior to that
                                 Distribution Date over (ii) the lesser of (a) approximately 94.30% of the aggregate Stated
                                 Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution
                                 Date over $4,994,746.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  November 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Class B-4 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date),
                                 (b) the Class Certificate Balance of the
                                 Sequential Class M Certificates (after taking into account distribution of the Sequential
                                 Class M Principal Distribution Amount on that
                                 Distribution Date), (c) the Class Certificate
                                 Balance of the Class M-4 certificates (after taking into account distribution of the Class
                                 M-4 Principal Distribution Amount on that
                                 Distribution Date), (d) the Class Certificate
                                 Balance of the Class M-5 certificates (after taking into account distribution of the Class
                                 M-5 Principal Distribution Amount on that
                                 Distribution Date), (e) the Class Certificate
                                 Balance of the Class B-1 certificates (after taking into account distribution of the Class
                                 B-1 Principal Distribution Amount on that
                                 Distribution Date), (f) the Class Certificate
                                 Balance of the Class B-2 certificates (after taking into account distribution of the Class
                                 B-2 Principal Distribution Amount on that
                                 Distribution Date), (g) the Class Certificate
                                 Balance of the Class B-3 certificates (after taking into account distribution of the Class
                                 B-3 Principal Distribution Amount on that
                                 Distribution Date) and (h) the Class
                                 Certificate Balance of the Class B-4
                                 certificates immediately prior to that
                                 Distribution Date over (ii) the lesser of (a) approximately 96.20% of the aggregate Stated
                                 Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution
                                 Date over $4,994,746.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  November 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM3
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

                           Interest Rate Cap Schedule
                           --------------------------

Distribution Date   Balance ($)      Strike (%)
-----------------   --------------   ----------
12/25/06                         -   [5.35]
01/25/07              9,064,440.59   [5.35]
02/25/07             18,295,511.39   [5.35]
03/25/07             27,642,834.34   [5.35]
04/25/07             37,054,576.30   [5.35]
05/25/07             46,477,806.43   [5.35]
06/25/07             55,858,872.04   [5.35]
07/25/07             65,126,572.94   [5.35]
08/25/07             74,239,540.64   [5.35]
09/25/07             83,144,102.28   [5.35]
10/25/07             91,787,556.38   [5.35]
11/25/07            100,118,546.79   [5.35]
12/25/07            108,080,535.40   [5.35]
01/25/08            115,175,599.17   [5.35]
02/25/08            121,462,868.30   [5.35]
03/25/08            126,997,902.44   [5.35]
04/25/08            131,832,849.10   [5.35]
05/25/08            133,196,439.38   [5.35]
06/25/08            130,085,959.08   [5.35]
07/25/08            127,331,206.71   [5.35]
08/25/08            124,886,342.20   [5.35]
09/25/08            145,239,730.12   [5.35]
10/25/08            146,404,689.01   [5.35]
11/25/08            145,572,546.62   [5.35]
12/25/08            143,148,312.75   [5.35]
01/25/09            141,430,309.91   [5.35]
02/25/09            137,775,067.78   [5.35]
03/25/09            133,139,302.82   [5.35]
04/25/09            136,253,437.50   [5.35]
05/25/09            137,941,823.83   [5.35]
06/25/09            138,769,173.60   [5.35]
07/25/09            138,885,862.59   [5.35]
08/25/09            138,573,205.58   [5.35]
09/25/09            137,795,914.64   [5.35]
10/25/09            136,455,499.34   [5.35]
11/25/09            134,489,825.24   [5.35]
12/25/09            130,436,634.87   [5.35]
01/25/10            132,615,526.49   [5.35]
02/25/10            131,780,230.67   [5.35]
03/25/10            131,241,637.46   [5.35]
04/25/10            130,933,618.46   [5.35]
05/25/10            127,519,798.76   [5.35]
06/25/10            123,001,444.01   [5.35]
07/25/10            118,119,299.92   [5.35]
08/25/10            113,140,569.31   [5.35]
09/25/10            107,975,083.19   [5.35]
10/25/10            102,621,836.42   [5.35]
11/25/10             97,089,506.21   [5.35]
12/25/10             91,387,680.67   [5.35]
01/25/11             87,279,594.62   [5.35]
02/25/11             83,025,696.22   [5.35]
03/25/11             78,628,387.21   [5.35]
04/25/11             74,094,668.75   [5.35]
05/25/11             69,431,739.09   [5.35]
06/25/11             64,646,485.93   [5.35]
07/25/11             59,549,200.36   [5.35]
08/25/11             54,351,326.45   [5.35]
09/25/11             49,041,392.32   [5.35]
10/25/11                         -       -

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  November 15, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM3
--------------------------------------------------------------------------------

                             Swap Notional Schedule
                             ----------------------

Period   Accrual Start Date   Pay Date   Swap Notional Schedule ($)
------   ------------------   --------   --------------------------

     1   12/01/06             12/25/06               972,975,000.00
     2   12/25/06             01/25/07               954,088,875.31
     3   01/25/07             02/25/07               925,820,546.56
     4   02/25/07             03/25/07               896,766,891.01
     5   03/25/07             04/25/07               867,021,182.04
     6   04/25/07             05/25/07               836,679,403.19
     7   05/25/07             06/25/07               805,839,727.09
     8   06/25/07             07/25/07               774,274,900.58
     9   07/25/07             08/25/07               742,426,158.76
    10   08/25/07             09/25/07               710,395,685.44
    11   09/25/07             10/25/07               678,285,384.97
    12   10/25/07             11/25/07               646,196,389.23
    13   11/25/07             12/25/07               614,249,018.12
    14   12/25/07             01/25/08               583,905,756.58
    15   01/25/08             02/25/08               555,084,015.27
    16   02/25/08             03/25/08               527,705,496.60
    17   03/25/08             04/25/08               501,696,124.69
    18   04/25/08             05/25/08               476,983,184.95
    19   05/25/08             06/25/08               453,503,108.80
    20   06/25/08             07/25/08               430,734,999.17
    21   07/25/08             08/25/08               408,681,837.82
    22   08/25/08             09/25/08               364,699,883.10
    23   09/25/08             10/25/08               326,138,603.08
    24   10/25/08             11/25/08               292,253,166.21
    25   11/25/08             12/25/08               262,437,179.20
    26   12/25/08             01/25/09               236,187,065.39
    27   01/25/09             02/25/09               214,263,802.10
    28   02/25/09             03/25/09               195,664,511.41
    29   03/25/09             04/25/09               179,674,229.86
    30   04/25/09             05/25/09               165,767,774.41
    31   05/25/09             06/25/09               153,552,769.98
    32   06/25/09             07/25/09               142,729,988.39
    33   07/25/09             08/25/09               133,067,437.01
    34   08/25/09             09/25/09               124,382,529.91
    35   09/25/09             10/25/09               116,516,231.33
    36   10/25/09             11/25/09               109,352,578.56
    37   11/25/09             12/25/09               102,797,692.19
    38   12/25/09             01/25/10                96,771,701.80
    39   01/25/10             02/25/10                91,061,788.97
    40   02/25/10             03/25/10                85,651,028.00
    41   03/25/10             04/25/10                80,523,390.72
    42   04/25/10             05/25/10                75,663,778.73
    43   05/25/10             06/25/10                71,057,888.22
    44   06/25/10             07/25/10                66,953,842.56
    45   07/25/10             08/25/10                63,062,773.14
    46   08/25/10             09/25/10                59,373,396.52
    47   09/25/10             10/25/10                55,875,140.81
    48   10/25/10             11/25/10                52,557,787.48
    49   11/25/10             12/25/10                49,411,784.49
    50   12/25/10             01/25/11                46,428,094.74
    51   01/25/11             02/25/11                43,598,167.74
    52   02/25/11             03/25/11                40,913,912.62
    53   03/25/11             04/25/11                38,367,656.75
    54   04/25/11             05/25/11                35,952,174.93
    55   05/25/11             06/25/11                33,660,610.34
    56   06/25/11             07/25/11                31,682,703.29
    57   07/25/11             08/25/11                29,805,252.15
    58   08/25/11             09/25/11                28,023,036.40
    59   09/25/11             10/25/11                            -

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The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

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